Exhibit 99.1

Sealed Air Announces Completion of Regulatory Approvals for Acquisition by CD&R

CHARLOTTE (March 23, 2026) – Sealed Air Corporation (“Sealed Air” or the “Company”) (NYSE: SEE) today announced that it has received all regulatory approvals required to complete the Company’s pending acquisition by funds affiliated with CD&R. The transaction is expected to close in April 2026, subject to the satisfaction of remaining customary closing conditions.

“The receipt of all regulatory approvals brings us another step closer to completing the transaction with CD&R and embarking on the next phase of innovation and growth at Sealed Air,” said Dustin Semach, President and Chief Executive Officer of Sealed Air. “With this milestone complete, we are focused on finalizing the remaining closing conditions and completing the transaction in the coming weeks.”

Upon completion of the transaction, Sealed Air will become a privately held company, and its common stock will no longer be traded on the New York Stock Exchange.

About Sealed Air

Sealed Air Corporation (NYSE: SEE), is a leading global provider of packaging solutions that integrate sustainable, high-performance materials, automation, equipment and services. Sealed Air designs, manufactures and delivers packaging solutions that preserve food, protect goods and automate packaging processes. We deliver our packaging solutions to an array of end markets including fresh proteins, foods, fluids and liquids, medical and life science, e-commerce retail, logistics and omnichannel fulfillment operations, and industrials. Our globally recognized solution brands include CRYOVAC® brand food packaging, SEALED AIR® brand protective packaging, LIQUIBOX® brand liquids systems, AUTOBAG® brand automated packaging systems, and BUBBLE WRAP® brand packaging. In 2025, Sealed Air generated $5.4 billion in net sales and has approximately 16,100 employees who serve customers in 119 countries/territories.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations, estimates and projections about future events, which are subject to change. Any statements as to the expected timing, completion and effects of the proposed transaction (the “Transaction”) involving Sealed Air, Sword Purchaser, LLC and Sword Merger Sub, Inc. or that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “intend,” “aim,” “plan,” “believe,” “could,” “seek,” “see,” “should,” “will,” “may,” “would,” “might,” “considered,” “potential,” “predict,” “projection,” “estimate,” “forecast,” “continue,” “likely,” “target” or similar expressions. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results to differ materially from those expressed in any forward-looking statements.

These risks, uncertainties, assumptions and other important factors that might materially affect such forward-looking statements include, but are not limited to: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement entered into pursuant to the Transaction; (ii) the risk that the parties to the merger agreement may not be able to satisfy the conditions to the Transaction in a timely manner or at all; (iii) the risk of any litigation relating to the Transaction; (iv) the risk that the Transaction and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on the Company’s operating results and business generally; (v) the risk that the Transaction and its announcement could have adverse effects on the market price of the Company’s common stock; (vi) the possibility that the parties to the Transaction may not achieve some or all of any anticipated benefits with respect to the Company’s business and the Transaction may not be completed in accordance with the parties’ expected plans or at all; (vii) the risk that restrictions on the Company’s conduct during the pendency of the Transaction may impact the Company’s ability to pursue certain business opportunities; (viii) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (ix) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances requiring the Company to pay a termination fee; (x) the risk that the Company’s stock price may decline significantly if the Transaction is not consummated; (xi) the Company’s ability to raise capital and the terms of those financings; (xii) the risk posed by legislative, regulatory and economic developments affecting the Company’s business; (xiii) general economic and market developments and conditions, including with respect to federal monetary policy, federal trade policy, sanctions, export restrictions, interest rates, interchange rates, labor shortages, supply chain issues, changes in raw material pricing and availability; energy costs; and environmental matters; (xiv) changes in consumer preferences and demand patterns that could adversely affect the Company’s sales, profitability and productivity; (xv) the effects of animal and food-related health issues on the Company’s business; and (xvi) the other risk factors and cautionary statements described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and other documents filed by the Company with the SEC. The above list of factors is not exhaustive or necessarily in order of importance. These forward-looking statements speak only as of the date they are made, and the Company does not undertake to, and specifically disclaims any obligation to, update any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Contacts

Investors

Mark Stone

Vice President, Investor Relations

mark.stone@sealedair.com

Media

Andi Cole

Head of Global Corporate Communications

andi.cole@sealedair.com

FGS Global

SealedAir-FGS@fgsglobal.com